Exhibit 10

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                                     Between
           PROGRESS ENERGY SERVICE COMPANY, LLC AND PETER M. SCOTT III

     This AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") dated as of the ___5th____ day of August, 2005, between Progress Energy Service Company, LLC ("PESC"), formerly known as CP&L Service Company, and Peter M. Scott III ("Scott"), serves to amend the Employment Agreement Between CP&L Service
Company, LLC and Peter M. Scott III, dated August 1, 2000 ("Employment Agreement") for the time period stated herein.

                                     RECITAL

     WHEREAS, PESC recognizes that, in March of 2005, Scott was assigned increased responsibilities in his role as President and Chief Executive Officer of PESC and PESC wishes to provide Scott with an incentive to remain in the employ of PESC until April 1, 2008.

                                   PROVISIONS

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto hereby agree as follows:

     1. Incentive Payments. Subject to the conditions set forth in paragraph 2 of this Amendment and contained herein, PESC agrees to the following:

          a. For the plan years 2005, 2006 and 2007, PESC will increase Scott's target award percentage for performance shares granted pursuant to the Performance Share Sub-Plan ("PSSP") of the Progress Energy 2002 Equity Incentive Plan. The increased target is 165% of Scott's base salary for each respective year.

          b. PESC agrees to pay for restricted stock awarded to Scott in the years 2005, 2006 and 2007 under an increased restricted stock award percentage of 85% of Scott's base salary during each respective year.

          c. PESC acknowledges that Scott will continue to participate in the Amended Management Incentive Compensation Plan of Progress Energy, Inc., as amended January 1, 2005 ("MICP"), a cash bonus plan, at the President/Executive Vice President target award level, and PESC further acknowledges that, at the time of each annual review of MICP awards for the years 2005, 2006 and 2007, the Chief Executive Officer of Progress Energy, Inc. will consider exercising his discretion under the plan to increase the awards to Scott. If the Chief Executive Officer determines in his discretion that an increase in the MICP award is justified by the performance of Scott, the amount of the award will be based upon a target award equal to 63% of the base salary of Scott for the year.

          d. PESC agrees that should Scott continuously remain in the employ of PESC or any other subsidiary of Progress Energy, Inc. until April 1, 2008, or should Scott's employment terminate, at any time, under paragraphs 6(a), 6(e) or 6(f) of the Employment Agreement, then, at PESC's option, either Scott's PSSP grants for the 2006 and 2007 plan years and/or any restricted stock awards granted to Scott in 2005, 2006 and 2007 will vest immediately upon his employment termination date, provided the Progress Energy, Inc. 2002 Equity Incentive Plan (Amended and Restated Effective July 10, 2002) and its exhibits permit such vesting, or PESC will pay Scott the equivalent cash value of the PSSP grants and/or restricted stock awards as of that date. The number of shares to be vested under the PSSP upon the termination of Scott, if any, will be subject to the adjustment provided in the event of early vesting under the PSSP.

     2. Limitations on Acceleration of Vesting Schedule and/or Equivalent Cash Payment. Should Scott's employment terminate prior to April 1, 2008 under paragraphs 6(b), 6(c) or 6(d) of the Employment Agreement, Scott will not be entitled to the accelerated vesting schedules and/or equivalent cash payment described in paragraph 1(d) of this Amendment.

     3. Employment Relationship. Nothing in this Amendment shall change the "at will" employment relationship between Scott and PESC. Scott acknowledges that this Amendment does not constitute a contract for employment for any specific term or fixed period of time and that PESC retains the right to terminate the employment of Scott at any time, with or without cause, subject to PESC's obligation to provide benefits hereunder and under the Employment Agreement.

     4. Confidentiality. The terms and provisions of this Amendment are confidential and shall not be disclosed by Scott to third parties except as required by law. Notwithstanding the above, Scott may reveal the terms and provisions of the Amendment to immediate family members, to legal counsel or to a financial advisor provided that such persons agree to maintain the confidentiality of this Amendment.

     5. Governing Law. This Amendment will be governed by North Carolina law to the extent not preempted by federal law.

     6. Term of Amendment. This Amendment will terminate on the earlier of Scott's termination of employment prior to April 1, 2008, or pay out of all vested PSSP grants and/or vested restricted stock awards.

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     7.  Severability.  If any provision of this Amendment is deemed by any law, regulation, ordinance or order by any court of competent jurisdiction to be unlawful, invalid, void or otherwise unenforceable, the rights and obligations of the Parties shall be reduced or abated only to the extent required to remove or cure such illegal or unenforceable portion, so long as the Amendment is not affected in a manner or to the extent which would render it economically or materially infeasible to either Party.

     8. Effect of Amendment on Employment Agreement. With the exception of the payments, terms and time periods discussed in this Amendment, payment of the Incentive Payments and the terms of this Amendment do not otherwise modify the Employment Agreement.

     9.  Entire   Agreement.   This  Amendment   shall   constitute  the  entire
understanding between the Parties relating to the subject matter hereof.

     10. Additional Amendments. No statements or agreements, oral or written, made prior to the date hereof, shall vary or modify the written terms set forth herein, and neither Party shall claim any additional amendment, modification or release from any provision hereof by reason of a course of action or mutual agreement unless such agreement is in writing, signed by both Parties and specifically states it is an additional amendment to this Amendment.


     IN WITNESS WHEREOF the parties have entered into this Amendment.

Progress Energy Service Company, LLC        Peter M. Scott III

By: /s/ Peter M. Scott III                  By:  /s/ Robert B. McGehee
   ------------------------                     ----------------------
   Peter M. Scott III                           Robert B. McGehee
   President and CEO, Progress Energy           Manager of Progress Energy
     Company LLC                                   Service Company, LLC
                                                Chairman and CEO, Progress
                                                   Energy, Inc.
Dated: August 4, 2005                           Dated:  August 5, 2005


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